EXHIBIT 10.45

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of __________, 1996, is by and among NGC Corporation, a Delaware corporation (the "COMPANY"), BG Holdings, Inc., a Delaware Corporation ("BG"), NOVA Gas Services (U.S.) Inc., a Delaware corporation ("NOVA"), and Chevron U.S.A. Inc., a Pennsylvania corporation ("CHEVRON"). BG, NOVA and Chevron may hereinafter be referred to collectively as "STOCKHOLDERS".

         WHEREAS, the Company has entered into (I) that certain Combination Agreement and Plan of Merger (the "COMBINATION AGREEMENT") dated as of May 22, 1996 among NGC Corporation, a Delaware corporation ("OLD NGC"), Chevron and the Company (formerly known as Midstream Combination Corp.), pursuant to which Old NGC was merged with and into the Company and the Company changed its name to "NGC CORPORATION" and (ii) certain other agreements referenced therein;

         WHEREAS, the Combination Agreement contemplates that Stockholders will receive, at the Effective Time (as such term is defined in the Combination Agreement), that number of shares of common stock, par value $.01 per share of the Company (the "COMMON STOCK") and of securities convertible into Common Stock, set forth beside each stockholder's name on the signature page hereof; and

         WHEREAS, in connection with the Combination Agreement and the Merger contemplated thereby, the Company has agreed to grant to each Stockholder certain registration rights set forth below.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Stockholder and the Company, the parties hereto agree as follows:


                                   SECTION 1.
                                   DEFINITIONS

         1.1 SPECIFIC DEFINITIONS. The following capitalized terms shall have the meanings ascribed to them in this SECTION 1.1:

                  "AFFILIATE" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "AGREEMENT" shall have the meaning set forth in the preamble hereto.

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                  "BG" shall have the meaning set forth in the preamble hereto.

                  "BG HOLDER" means BG and each transferee of Registerable Common Stock directly or indirectly (in a chain of title) from BG to whom the right to cause one or more demand registrations under SECTION
         2.1 has been expressly assigned in writing directly or indirectly (in a chain of title) from BG.

                  "CHEVRON" shall have the meaning set forth in the preamble hereto.

                  "CHEVRON HOLDER" means Chevron and each transferee of Registrable Common Stock directly or indirectly (in a chain of title) from Chevron to whom the right to cause one or more demand registrations under Section 2.1 has been expressly assigned in writing directly or indirectly (in a chain of title) from Chevron.

                  "COMBINATION AGREEMENT" shall have the meaning set forth in the recitals hereto.

                  "COMMON STOCK" shall have the meaning set forth in the recitals hereto.

                  "COMPANY" shall have the meaning set forth in the preamble hereto.

                  "EFFECTIVE TIME" shall have the meaning set forth in the Combination Agreement.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXISTING REGISTRATION RIGHTS" shall mean the registration rights provided pursuant to SECTION 3.1 of and EXHIBIT A to the Amended and Restated Stockholders Agreement entered into April 15, 1993 by and among Old NGC and certain of its stockholders, a copy of which has been provided to the other parties hereto.

                  "FORMER TRIDENT HOLDERS REGISTRATION RIGHTS" shall mean the registration rights provided pursuant to SECTION 4.1 of the Stockholders Agreement dated as of October 21, 1994 among Old NGC, Hicks, Muse, Tate and Furst Incorporated, the Major Holders (as defined therein) and the other parties thereto.

                  "INDEMNIFIED PARTY" shall have the meaning set forth in
         SECTION 8.3.

                  "INDEMNIFYING PARTY" shall have the meaning set forth in
         SECTION 8.3.

                  "INSPECTORS" shall have the meaning set forth in SECTION
         5.1(L).

                  "LOSS"or "LOSSES" shall have the meaning set forth in SECTION 8.1.

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                  "MERGER" shall have the meaning set forth in the Combination Agreement.

                  "NOVA" shall have the meaning set forth in the preamble hereto.

                  "NOVA HOLDER" means NOVA and each transferee of Registerable Common Stock directly or indirectly (in a chain of title) from NOVA to whom the right to cause one or more demand registrations under SECTION
         2.1 has been expressly assigned in writing directly or indirectly (in a chain of title) from NOVA.

                  "PERSON" shall mean any business entity (including, without limitation, a corporation, partnership (limited or general), limited liability company or business trust) or a natural person.

                  "PROSPECTUS" shall have the meaning set forth in Section 8.1.

                  "REGISTER" "REGISTERED" and "REGISTRATION" and words of similar import refer to a registration effected by preparing and filing with the SEC a registration statement in compliance with the Securities Act, and the declaration and ordering by the SEC of effectiveness of such registration statement or document.

                  "REGISTRABLE COMMON STOCK" shall mean any Common Stock of the Company held or acquired by any Stockholder (or its permitted assigns) at or after the Effective Time (including, without limitation, shares of Common Stock issued upon conversion of shares of Series A Preferred Stock of the Corporation), and any securities issued or issuable in respect of any Registrable Common Stock by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "STOCKHOLDERS" shall have the meaning set forth in the preamble hereto.

         1.2 OTHER DEFINITIONS. Other capitalized terms used herein but not defined in SECTION 1.1 shall have the respective meanings ascribed to them throughout this Agreement.

                                    SECTION 2
                               REGISTRATION RIGHTS

         2.1 DEMAND REGISTRATION RIGHTS. (a) Upon receipt of a written request from a BG Holder, a NOVA Holder or a Chevron Holder to register under the Securities Act

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(whether for purposes of a public offering, an exchange offer or otherwise) all or part of the Registrable Common Stock held by such BG Holder, NOVA Holder, or Chevron Holder, as the case may be, the Company shall as expeditiously as reasonably possible (but in any event not later than sixty (60) days after receipt of such request) prepare and file, and use its best efforts to cause to become effective as soon thereafter as practicable, a registration statement under the Securities Act to effect the offering of such Registrable Common Stock in the manner specified in such request.

         (b) The BG Holder, the NOVA Holder or the Chevron Holder, as the case may be, shall be entitled to select and retain one or more investment bankers or managers reasonably acceptable to the Company in connection with any underwritten offerings made pursuant to this SECTION 2.1.

         (c) Subject to the terms and conditions set forth in SECTION 2.2, any BG Holder, NOVA Holder or Chevron Holder may request the Company to register Registrable Common Stock under the Securities Act pursuant to this SECTION 2.1 at any time and from time to time; PROVIDED, HOWEVER, that neither a BG Holder, a NOVA Holder nor a Chevron Holder may request the Company to register Registrable Common Stock pursuant to this SECTION 2.1 more than once in any 365-day period.

         2.2 TERMS AND CONDITIONS OF DEMAND REGISTRATION RIGHTS. Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to the BG Holders, the NOVA Holders and the Chevron Holders in SECTION
2.1 are expressly subject to the following terms and conditions:

         (a) The BG Holders, collectively, the NOVA Holders, collectively and the Chevron Holders, collectively, shall each only be entitled to three (3) requests to register Registrable Common Stock under the terms of SECTION 2.1. A "request" as it is used in this SECTION 2.2(A) shall be deemed to have occurred only upon completion of a requested registration and the subsequent sale of Registrable Common Stock.

         (b) In no event shall the Registrable Common Stock to be offered under a registration statement prepared and filed pursuant to SECTION 2.1 constitute less than five percent (5%) of the then outstanding shares of Common Stock. For purposes of meeting the five percent (5%) threshold of this SECTION 2.2(B), the BG Holders, the NOVA Holders and the Chevron Holders may aggregate their shares of Registrable Common Stock to be included therein.

         (c) The Company shall be entitled to defer for a reasonable period of time, but not in excess of ninety (90) days, the filing of any registration statement otherwise required to be prepared and filed by it under SECTION 2.1 if the Company notifies the BG Holder, the NOVA Holder or the Chevron Holder, as the case may be, within five (5) business days after such BG Holder, NOVA Holder or Chevron Holder requested the registration under SECTION 2.1

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that the Company (i) is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors of the Company determines in good faith that such offering would be materially adversely affected by such registration requested by the BG Holders, the NOVA Holders or the Chevron Holders or (ii) would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the Board of Directors of the Company, such disclosure might adversely affect any material business transaction or negotiation in which the Company is then engaged. If the Company elects to defer the filing of a registration statement pursuant to this SECTION 2.2(C), the BG Holder, the NOVA Holder or the Chevron Holder, as the case may be, may withdraw its request, in writing, during the time of such deferral and such request shall not be counted toward the limit set forth in SECTION 2.2(A).

         (d) Neither the BG Holders, the NOVA Holders nor the Chevron Holders shall exercise their rights pursuant to SECTION 2.1 during the 60-day period immediately following the effective date of any registration statement filed by the Company under the Securities Act (other than on Form S-8 or another similar form) in respect of an offering or sale of securities of the Company by or on behalf of the Company or any other stockholder of the Company.

                                    SECTION 3
                          PIGGYBACK REGISTRATION RIGHTS

         3.1 PIGGYBACK REGISTRATION RIGHTS. If at any time or from time to time the Company shall propose to register any Common Stock for public sale under the Securities Act, the Company shall give each Stockholder prompt written notice of the proposed registration and shall include in such registration on the same terms and conditions as the other securities included in such registration such number of shares of Registrable Common Stock as any Stockholder shall request within five (5) business days after the giving of such notice; PROVIDED, HOWEVER, that the Company may at any time prior to the effectiveness of any such registration statement, in its sole discretion and without the consent of Stockholders, abandon the proposed offering in which a Stockholder had requested to participate; and PROVIDED FURTHER that any Stockholder shall be entitled to withdraw any or all of its shares of Registrable Common Stock to be included in a registration statement under this SECTION 3.1 at any time prior to the date on which the registration statement with respect to such shares of Registrable Common Stock is declared effective by the SEC. The Company shall be entitled to select the investment bankers and/or managers, if any, to be retained in connection with any registration referred to in this SECTION 3.1, provided such investment bankers and/or managers are reasonably acceptable to the Stockholders who hold a majority of the stock held by all Stockholders who elect to participate in such offering.

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         3.2 RESTRICTIONS ON PIGGYBACK REGISTRATION RIGHTS.

Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to stockholders in SECTION 3.1 are expressly subject to the following terms and conditions:

         (a) The Company shall not be obligated to include shares of Registrable Common Stock in an offering as contemplated by SECTION 3.1 if the Company is advised in writing by the managing underwriter or underwriters of such offering (with a copy to each Stockholder), that the success of such offering would in its or their good faith judgment be jeopardized by such inclusion (after consideration of all relevant factors, including without limitation, the impact of any delay caused by including such shares); PROVIDED, HOWEVER, that the Company shall in any case be obligated to include such number of shares of Registrable Common Stock in such offering, if any, as such underwriter or underwriters shall determine will not jeopardize the success of such offering.

         (b) The Company shall not be obligated to include any shares of Registrable Common Stock in any registration by the Company of any Common Stock in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reinvestment plan or stock option or other director or employee incentive or benefit plan.

         (c) The Company shall use all commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Common Stock requested to be included in a registration of Company Common Stock pursuant to this SECTION 3 to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any Stockholder's Registrable Common Stock in such offering unless such Stockholder accepts the terms of the underwriting agreement between the Company and the managing underwriter or underwriters and otherwise complies with the provisions of
SECTION 8 below. If the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in its or their good faith judgment the total amount of securities, including securities requested to be included in a registration of Company Common Stock pursuant to this SECTION 3 and other similar securities, to be included in such offering is sufficiently large to jeopardize the success of such offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the good faith judgment of such managing Underwriter or Underwriters, be sold without creating any such jeopardy to the success of such offering, PRO RATA among each Stockholder participating in the offering based upon the number of shares of Common Stock requested to be included in such registration by each such holder.

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         (d) In the event that some but less than all of a Stockholder's shares of Registrable Common Stock are included in an offering contemplated by a registration statement pursuant to SECTION 3, such Stockholder shall execute one or more "lockup" letters, in customary form, setting forth an agreement by such Stockholder not to offer for sale, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable into or exercisable for any shares of Common Stock, for a period of 90 days from the date such offering commences.


                                    SECTION 4
                       FAVORED NATIONS, CONFLICTING RIGHTS

         4.1 FAVORED NATIONS. Except as herein provided, the Company shall not provide registration rights to any other party which, taken as a whole, are more favorable than those provided to Stockholders hereunder, without also offering to Stockholders such more favorable rights (other than the Former Trident Holders Registration Rights or the Existing Registration Rights). The Company shall give Stockholders notice within 15 days after the execution of any agreement (including the terms thereof) between the Company and a third party which triggers a right of Stockholders to invoke the favored nations provision of this SECTION 4.

         4.2 CONFLICTING RIGHTS. Notwithstanding anything to the contrary set forth in this Agreement, or any other agreement pursuant to which the Company hereafter grants any person registration rights, in the event any of the rights of the Stockholders under the Agreement or such other persons under such other agreement conflicts with or diminishes any of the rights granted to any of the persons who are or become parties (the "Trident Parties") to the Former Trident Holders Registration Rights or the Existing Registration Rights, the rights of the Trident Parties shall be deemed superior to, and shall take precedence over the rights of the Stockholders hereunder or any other persons to which the Company has granted registration rights, and the rights of such Stockholders and such other persons shall be subject to the rights of the parties to the Former Trident Holders Registration Rights and the Existing Registration Rights. The application of the rights of the Stockholders under this Agreement shall be reduced, modified or eliminated, as reasonably necessary in order to implement the provisions of the foregoing sentence. The Company covenants and agrees that in the event it grants registration rights to any persons, the instrument granting such rights shall contain a provision similar to this SECTION 4.2 ensuring the superiority of the Trident Parties' rights in accordance with this
SECTION 4.2.

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                                    SECTION 5
                                    COVENANTS

         5.1 COVENANTS OF THE COMPANY. In connection with any offering of shares of Registrable Common Stock pursuant to this Agreement, the Company shall:

         (a) Prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 120 days, or such shorter period which will terminate when all Registrable Common Stock covered by such registration statement has been sold or withdrawn at the request of participating holders of Common Stock; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

         (b) Furnish to each Stockholder and to each managing underwriter, if any, (i) at least two (2) business days prior to filing with the SEC, any registration statement covering shares of Registrable Common Stock, any amendment or supplement thereto, and any prospectus used in connection therewith, which documents will be subject to the reasonable review of such Stockholders and such underwriter, and, with respect to a registration statement prepared pursuant to SECTION 2.1, the Company shall not file any such documents with the SEC to which any such Stockholder shall reasonably object; and (ii) a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of shares of Registrable Common Stock;

         (c) Furnish to each Stockholder and each managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) as such Stockholder or such underwriter may reasonably request in order to facilitate the sale of the shares of Registrable Common Stock;

         (d) After the filing of such registration statement, promptly notify each Stockholder of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC and promptly take all reasonable actions to prevent the entry of such stop order or to obtain its withdrawal if entered;

         (e) Use its commercially reasonable efforts to qualify such shares of Registrable Common Stock for offer and sale under the securities, "blue sky" or similar laws of such jurisdictions (including any foreign country or any political subdivision thereof in which shares of Common Stock are then listed) as any Stockholder or any underwriter shall reasonably request and use its commercially reasonable efforts to obtain all appropriate registrations,

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permits and consents required in connection therewith, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation or to file a general consent to service of process in any such jurisdiction;

         (f) Furnish to each managing underwriter, if any, an opinion of counsel for the Company addressed to each of them, dated as of the date of the closing of the offering of shares of Registrable Common Stock, and a "comfort" letter or letters signed by the Company's independent public accountants, each in reasonable and customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered by such parties in underwritten public offerings, and use its commercially reasonable efforts to have such opinions and comfort letters addressed to and delivered to each stockholder;

         (g) Furnish unlegended certificates representing ownership of the shares of Registrable Common Stock being sold in such denominations as shall be requested by a Stockholder or the managing underwriter, if any, provided such request is made at least two (2) business days prior to the closing of the sale of such shares;

         (h) Promptly inform each Stockholder (i) in the case of any offering of shares of Registrable Common Stock in respect of which a registration statement is filed under the Securities Act, of the date on which such registration statement or any post-effective amendment thereto becomes effective and, if applicable, of the date of filing a Rule 430A prospectus (and, in the case of an offering abroad of shares of Registrable Common Stock, of the date when any required filing under the securities and other laws of such foreign jurisdictions shall have been made and when the offering may be commenced in accordance with such laws) and (ii) of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering;

         (i) Subject to subparagraph (k) below, until the earlier of (i) such time as all of the shares of Registrable Common Stock being offered have been disposed of in accordance with the intended method of disposition by such Stockholder set forth in the registration statement or other offering document (and the expiration of any prospectus delivery requirements in connection therewith) or (ii) the expiration of nine (9) months after such registration statement or other offering document becomes effective (unless the offering is a continuous offering of securities under Rule 415, in which case until the earliest of the date the offering is completed and the second anniversary of such effective date), keep effective and maintain any registration, qualification or approval obtained in connection with the offering of the shares of Registrable Common Stock, and amend or supplement the registration statement or prospectus or other offering document used in connection therewith to the extent necessary in order to comply with applicable securities laws;

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         (j) Use its commercially reasonable efforts to have the shares of Registrable Common Stock listed on any domestic and foreign securities exchanges on which the Common Stock is then listed;

         (k) As promptly as practicable, notify each Stockholder at any time when a prospectus relating to the sale of the shares of Registrable Common Stock is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each Stockholder and to each managing underwriter, if any, any such supplement or amendment; in the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective as provided in SECTION 5.1(I) by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to each Stockholder such supplemented or amended prospectus;

         (l) Make available for inspection during the normal business hours of the Company by any Stockholder, any underwriter participating in such offering, and any attorney, accountant or other agent retained by any such Stockholder or any such underwriter in connection with the sale of shares of Registrable Common Stock (collectively, the "INSPECTORS"), all relevant financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; PROVIDED, HOWEVER, that (i) in connection with any such inspection, any such Inspectors shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by the Company of its business and (ii) any records, information or documents shall be kept confidential by such Inspectors, unless (1) such records, information or documents are in the public domain or otherwise publicly available or (2) disclosure of such records, information or documents is required by a court or administrative order or by applicable law (including, without limitation, the Securities Act);

         (m) Enter into usual and customary agreements (including an underwriting agreement in usual and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of the Registrable Common Stock.

         (n) Make "generally available to its security holders" (within the meaning of Rule 158 of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of the 12- month period beginning with the first day of the Company's first fiscal quarter commencing after

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the effective date of the registration statement, which earnings statement shall cover said 12- month period;

         (o) If requested by the managing underwriter or underwriters or the Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Holder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of Registrable Common Stock being sold by the Stockholder to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the Registrable Common Stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;

         (p) As promptly as practicable after filing with the SEC of any document which is incorporated by reference in a prospectus contained in a registration statement, deliver a copy of such document to each Stockholder; and

         (q) Take all other steps necessary to effect the registration of the Registrable Common Stock contemplated hereby.

         5.2 COVENANT OF STOCKHOLDERS. Each Stockholder agrees and covenants that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 5.1(K) hereof, such Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to the registration statement covering such Registrable Common Stock until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by
SECTION 5.1(K) hereof, and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than permanent file copies, then in such Stockholder's possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

                                    SECTION 6
              RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS

         The Company agrees:

         (a) Not to effect any public sale or distribution of any securities during the 90- day period commencing on the effective date of a registration statement filed pursuant to SECTION 2.1, except in connection with any merger, acquisition, exchange offer, or any other business combination, including any transaction within the scope of Rule 145 promulgated pursuant to the Securities Act, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive or benefit plan;

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         (b) That any agreement entered into after the date hereof pursuant to which the Company grants registration rights with respect to the Company's securities shall contain a provision under which holders of such securities agree, to the extent not inconsistent with applicable laws, not to effect any public sale or distribution of any such securities (excluding any sale in accordance with Rule 144 under the Securities Act) during the period commencing with the effective date of a registration statement pursuant to SECTION 2.1 through the 90-day period beginning on the date that the registration statement filed pursuant to SECTION 2.1 becomes effective.

                                    SECTION 7
                                    EXPENSES

         All expenses incurred in connection with the registration of Registrable Common Stock, including, without limitation, all filing fees, escrow fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of the Company's counsel in connection with blue sky qualifications of the Registrable Common Stock), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of a single counsel for selling Stockholders and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) directly attributable to the registration of securities, Securities Act liability insurance (if the Company elects to obtain such insurance) , and the fees and expenses of any special experts or other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay and shall not pay any underwriting fees, discounts or commissions in connection with any Registrable Common Stock registered pursuant to this Agreement or any out-of-pocket expenses of the holders in connection therewith (except as expressly contemplated by the preceding sentence).

                                    SECTION 8
                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Stockholder, its officers, directors and agents, and will agree to indemnify and hold harmless any underwriter of Registrable Common stock, and each person, if any, who controls any of the foregoing persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (individually, a "LOSS" collectively, "LOSSES") arising from or caused by

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(x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state in which shares of Registrable Common Stock are offered and relating to action or inaction required of the Company in connection with such offering; and will reimburse each such person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating, or defending against, any such Loss (or any proceeding in respect thereof), subject to the provisions of SECTION 8.3, except that the indemnification provided for in this
SECTION 8.1 shall not apply to Losses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by or on behalf of any Stockholder expressly for use therein. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Stockholder failed to send or deliver a copy of the prospectus included in the relevant registration statement at the time it became effective (the "PROSPECTUS") with or prior to the delivery of written confirmation of the sale of Registrable Common Stock to the person asserting such Loss or who purchased such Registrable Common Stock which are the subject thereof if, in either case, such delivery is required by the Securities Act and (ii) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission; and the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, a Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented prior to and concurrently with the sale of Registrable Common Stock if such delivery is required by the Securities Act.

         8.2 INDEMNIFICATION BY STOCKHOLDERS. Each Stockholder agrees to indemnify and hold harmless the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to clause (x) of SECTION 8.1 above from the Company to such Stockholder, but only with reference to information furnished in writing by or on behalf of such Stockholder expressly for use in any registration statement or prospectus relating to shares of Registrable Common Stock, or any amendment or supplement thereto, or any preliminary prospectus.

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         8.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to SECTION 8.1 or 8.2, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except to the extent of any loss, damage, liability or expense arising from such omission. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention, (ii) the Indemnifying Party shall have failed to comply with its obligations under the preceding sentence or (iii) the Indemnified Party shall have been advised by its counsel in writing that actual or potential differing interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without the prior written consent of such Indemnified Party.

         8.4 CONTRIBUTION. If the indemnification provided for in this SECTION
8.4 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liability or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 8.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable for contribution with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld.

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         Notwithstanding the provisions of this SECTION 8.4, no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Stock of such Stockholder was offered to the public exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission of alleged omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    SECTION 9
                                   TERMINATION

         This Agreement shall terminate with respect to any Stockholder upon the earlier of (i) the first such instance as such Stockholder ceases to own any shares of Common Stock or (ii) the first such instance after the fifth anniversary of the Effective Time as such Stockholder ceases to own at least five percent of the outstanding shares of Common Stock. For the purposes of this
SECTION 9, a Stockholder shall be deemed to own any and all Common Stock owned by (i) such Stockholder and (ii) its Affiliates. Notwithstanding the foregoing, the Company's and Stockholders' rights, duties and obligations under SECTION 7 and SECTION 8 shall survive the termination of this Agreement.


                                   SECTION 10
                              AVAILABLE INFORMATION

         The Company shall take such reasonable action and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and Rule 144A, or any successor provisions.

                                   SECTION 11
                              ASSIGNMENT OF RIGHTS

         11.1 ASSIGNMENT OF RIGHTS. Subject to SECTION 11.2 and the provisions of the Stockholders Agreement (in the form attached as Exhibit 3.2 to the Combination Agreement), the Registrable Common Stock and rights of any Stockholder under this Agreement with respect to any Registrable Common Stock owned by such Stockholder may be assigned to any person who acquires Common Stock from a Stockholder, except that any person who acquires such

                                       16

Common Stock (x) pursuant to a public offering registered under the Securities Act, or (y) pursuant to a transfer made in accordance with Rule 144 under the Securities Act (or any similar successor provision) may not be assigned rights hereunder with respect to such Common Stock. Notwithstanding the foregoing, rights to cause one or more demand registrations under SECTION 2.1 may only be assigned if such rights are expressly assigned in writing from BG, NOVA, Chevron, a BG Holder, a NOVA Holder or a Chevron Holder. Any assignment of registration rights pursuant to this SECTION 11.1 shall be effective upon receipt by the Company of written notice from such assigning Stockholder (i) stating the name and address of any assignee, (ii) describing the manner in which the assignee acquired Common Stock from such Stockholder and (iii) identifying the Registrable Common Stock with respect to which the rights under this Agreement are being assigned.

         11.2 SCOPE OF ASSIGNMENT. The rights of an assignee under SECTION 11.1 shall be the same rights granted to the assigning Stockholder under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment, In connection with any such assignment, the term "Stockholder" as used herein shall, where appropriate to assign the rights and obligations of the assigning Stockholder hereunder to such assignee, be deemed to refer to the assignee. After any such assignment, the assigning Stockholder shall retain its rights under this Agreement with respect to all other Registrable Common Stock owned by such Stockholder.

                                   SECTION 12
                                  MISCELLANEOUS

         12.1 PROVISION OF INFORMATION. Each Stockholder shall, and shall cause its officers, directors, employees and agents to complete and execute all such questionnaires as the Company shall reasonably request in connection with any registration pursuant to this Agreement.

         12.2 INJUNCTIONS. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

         12.3 SEVERABILITY. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and

                                       17

employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

         12.4 FURTHER ASSURANCES. Subject to the specific terms of this Agreement, each Stockholder and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         12.5 ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings entered into prior to the execution hereof, including the rights, if any, of the Parties hereto under the agreements providing for the Existing Registration Rights and the Former Trident Holders Registration Rights. This Agreement may be modified only by a written instrument duly executed by or on behalf of (i) the Company, (ii) each BG Holder, (iii) each NOVA Holder and (iv) each Chevron Holder. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by or on behalf of the party who might assert such breach.

         12.6 COUNTERPARTS. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

         12.7 NOTICES. All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be given by hand or by mail (return receipt requested) or sent by overnight delivery service, cable, telegram, or facsimile transmission to the parties at the address specified beside each party's name on the signature pages hereto or at such other address as shall be specified by the parties by like notice.

         Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth business day after posting, in the case of notice so given by overnight delivery service, on the day after notice is deposited with such service, and in the case of notice so given by cable, telegram, facsimile transmission or, as the case may be, personal delivery, on the date of actual delivery.

         12.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                                       18

         12.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and permitted assigns of the parties hereto. Except as provided herein, the parties may not assign their rights under this Agreement and the Company may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

         12.10 PARTIES IN INTEREST. Except as otherwise specifically provided herein, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than Stockholder and the Company and their respective successors and permitted assigns.

         12.11 SHARES SUBJECT TO THIS AGREEMENT; EFFECTIVE TIME. All shares of Registrable Common Stock owned or acquired by any Stockholder at or after the Effective Time shall be subject to, and entitled to the benefit of this Agreement, such rights to be effective from and after the Effective Time. This Agreement shall be null and void and of no effect upon the termination of the Combination Agreement in accordance with its terms.

                                       19

         IN WITNESS WHEREOF, each Stockholder and the Company have caused this Agreement to be duly executed as of the date first above written.

                                              NGC CORPORATION


                                              By:
Address:   13430 Northwest Freeway            Name:
           Houston, TX 77040                  Title:


                                              BG HOLDINGS, INC.

Number of Shares of
     Common Stock: 38,623,211
                                              By:
Address:  1100 Louisiana, Suite 2500          Name:
          Houston, TX 77002                   Title:
          Telecopier: (713) 754-7785
with a copy to:




                                              NOVA GAS SERVICES (U.S.) INC.

Number of Shares of
     Common Stock: 38,623,211

Address:  690 Mechanic Street                 By:
          Leominster, MA 01453                Name:
          Attn: Dave Carpenter, Secretary     Title:
          Telecopier: (508) 840-6683

with copies to:   Jack S. Mustoe
                  Senior Vice President and General Counsel
                  NOVA Corporation
                  801 Seventh Avenue, S.W.
                  Calgary, Alberta CANADA T2P 3P7
                  Telecopier: (403) 261-3557

and:              Alan Talkington

                                       20

                  Orrick Herrington & Sutcliffe
                  400 Sansome Street
                  San Francisco, CA 94111
                  Telecopier: (415) 773-5759


                                              CHEVRON U.S.A. INC.

Number of Shares of
     Common Stock: 38,623,211
Number of Shares of Series A
     Preferred Stock: 7,815,363

Address:  1301 McKinney Street                By:
          Houston, TX 77010                   Name:
          Attn: President of Chevron          Title:
          U.S.A. Production Company
          Telecopier:

with copies to: Harvey D. Hinman
          Vice President and General Counsel
          Chevron Corporation
          575 Market Street
          San Francisco, CA 94105
          Telecopier: (415) 894-6017

and:      Terry Michael Kee
          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, CA 94104
          Telecopier: (415) 982-1200